Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of AngioDynamics, Inc., which appears in AngioDynamics’ Annual Report on Form 10-K for the year ended May 31, 2009.

/s/ PricewaterhouseCoopers LLP

Albany, New York
October 30, 2009